Exhibit 99.1

Praxair Reports Second-Quarter 2018 Results

Financial Highlights

  Sales $3.1 billion, 8% above prior-year quarter
  Operating profit $0.7 billion, 14% above prior-year quarter, adjusted operating profit 15% higher
  EPS $1.65, up 17% versus prior-year quarter, adjusted EPS $1.72, 18% above prior-year quarter
  Operating cash flow of $0.8 billion, 26% of sales
  Backlog $1.7 billion, up $200 million versus prior quarter
  Won three new onsite projects: two in Asia, one in North America
  Started up China National Offshore Oil Corporation (CNOOC) project

Continued Progress on Merger with Linde AG

  Executed European divestiture agreement
  Regulatory filings progressing

DANBURY, Conn.--(BUSINESS WIRE)--July 26, 2018--Praxair, Inc. (NYSE: PX) today reported second-quarter net income of $480 million and diluted earnings per share of $1.65. These results include transaction costs and other charges of $21 million after-tax, or 7 cents of diluted earnings per share, related to the proposed merger with Linde AG. Excluding these costs, adjusted net income was $501 million and diluted earnings per share was $1.72, up 19% and 18% respectively versus the prior year.

Praxair’s sales in the second quarter were $3,061 million, 8% above the prior-year quarter, driven by 2% higher pricing and 5% volume growth across all segments.

Second quarter reported operating profit was $689 million, 14% above the prior-year quarter. Excluding transaction costs and other charges, adjusted operating profit was $713 million, 15% above last year. Reported and adjusted operating profit margins were 22.5% and 23.3%, respectively, improving from 21.4% and 21.9% in the prior-year quarter. For the second quarter, EBITDA margin was 33.1% and adjusted EBITDA margin was 33.9%.

The company generated second-quarter operating cash flow of $790 million, 26% of sales. Capital expenditures were $351 million, dividends paid were $237 million and the company decreased net debt by $318 million.

Commenting on the financial results, Chairman and Chief Executive Officer Steve Angel said, “We continue to see positive economic activity, primarily in Asia and North America where overall business sentiment remains high. This led to strong sales growth across all geographic segments and supported a project backlog increase to $1.7 billion from new on-site wins in electronic and chemical end-markets.

“In the second quarter, we delivered record earnings per share of $1.72 which was 18% above prior year. Operating and EBITDA margins expanded to 23.3% and 33.9% respectively, as incremental volumes and price actions outpaced cost inflation. This profit growth coupled with prudent capital management improved return on capital 150 basis points to 13.6%.

“In addition to the strong performance, we made substantial progress on the merger with Linde. We achieved additional regulatory approvals and earlier this month, we announced an agreement to sell the majority of our European business in support of our efforts to gain EC approval.

“I am proud of the accomplishments and focus from Praxair employees worldwide and look forward to integrating our organization with Linde to create an even more valuable, high-performing company.”

Following is additional detail on second-quarter 2018 results by segment.

In North America, second-quarter sales were $1,594 million, 6% above the prior-year quarter, driven primarily by higher price attainment and strong volumes in the manufacturing, chemicals and food and beverage end-markets. Operating profit of $432 million grew 14% above the prior year due to higher volumes and price.

Europe sales grew 16% in the second quarter to $444 million or 5% excluding currency effects and higher cost pass-through. Underlying sales growth reflects increased business activity and higher pricing in Italy, Spain and Germany. Second-quarter operating profit of $87 million rose 18% from the prior-year period driven by higher volumes to all major end-markets and price.

In South America, second-quarter sales were $349 million, 4% above the prior-year quarter, excluding currency translation. Sales growth was driven by higher volumes to metals and healthcare end-markets. Operating profit was $56 million.

Sales in Asia were $502 million in the quarter, up 19% from the prior year. Excluding currency and higher cost pass-through, sales grew 14% from the prior year, driven by 3% price, project start-ups and higher organic volumes in China, Korea and India. Operating profit was $107 million, 34% above prior year, reflecting continued strong operating leverage from incremental volume, price and ongoing productivity initiatives.

Praxair Surface Technologies had second-quarter sales of $172 million, up 14% from prior-year quarter. Overall strong pricing and demand, including further ramping of EBPVD coating capacity serving the aviation market, drove higher sales and margin expansion. Operating profit of $31 million was up 24% versus prior-year quarter.

Praxair, Inc. is a leading industrial gas company in North and South America and one of the largest worldwide. With market capitalization of approximately $40 billion and 2017 sales of $11 billion, the company employs over 26,000 people globally and has been named to the Dow Jones® World Sustainability Index for 15 consecutive years. Praxair produces, sells and distributes atmospheric, process and specialty gases, and high-performance surface coatings. Our products, services and technologies are making our planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, primary metals and many others. For more information about the company, please visit our website at www.praxair.com.

Adjusted amounts, EBITDA, free cash flow and after-tax return on capital are non-GAAP measures. See the attachments for a summary of non-GAAP reconciliations and calculations of non-GAAP measures.

Effective January 1, 2018, Accounting Standards Update 2017-07 requires that pension costs, excluding service cost, be reported below the operating profit line in the income statement. Previously, these pension accounting impacts were included in the income statement primarily in selling, general and administrative expenses. Accordingly, such costs have been reclassified to “Net pension and OPEB cost (benefit), excluding service cost” in the income statement. Also, prior period full-year and quarterly results, including the income statement and segment operating profit, have been reclassified to conform to the current year presentation. There was no impact on previously reported net income or earnings per share.

Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary and Appendix: Non-GAAP Measures.

A teleconference about Praxair’s second-quarter results is being held this morning, July 26, 2018 at 11:00 am Eastern Time. The number is (631) 485-4849 – Conference ID: 6768465. The call is also available as a webcast live and on-demand at www.praxair.com/investors. Materials to be used in the teleconference are also available on the website.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the expected timing and likelihood of the completion of the contemplated business combination with Linde AG, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals that could reduce anticipated benefits or cause the parties to abandon the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement; the ability to successfully complete the proposed business combination, regulatory or other limitations imposed as a result of the proposed business combination; the success of the business following the proposed business combination; the ability to successfully integrate the Praxair and Linde businesses; the risk that the combined company may be unable to achieve expected synergies or that it may take longer or be more costly than expected to achieve those synergies; the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates, including the impact of the U.S. Tax Cuts and Jobs Act of 2017; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the GAAP or adjusted projections or estimates contained in the forward-looking statements.

The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s latest Annual Report on Form 10-K filed with the SEC and in the proxy statement/prospectus included in the Registration Statement on Form S-4 (which Registration Statement was declared effective on August 14, 2017) filed by Linde plc with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

PRAXAIR, INC. AND SUBSIDIARIES
SUMMARY NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following adjusted amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the Non-GAAP reconciliations starting on page 10 for additional details relating to the Non-GAAP adjustments.

(Millions of dollars, except per share amounts)

	Sales		Operating Profit		Net Income - Praxair, Inc.		Diluted EPS
	2018	2017	2018	2017 (b)	2018	2017	2018	2017
Quarter Ended June 30
Reported GAAP Amounts	$3,061	$2,834	$689	$606	$480	$406	$1.65	$1.41
Transaction costs and other charges (a)	—	—	24	15	21	15	0.07	0.05
Adjusted amounts	$3,061	$2,834	$713	$621	$501	$421	$1.72	$1.46

Year To Date June 30
Reported GAAP Amounts	$6,060	$5,562	$1,342	$1,173	$942	$795	$3.24	$2.76
Transaction costs (a)	—	—	43	21	39	21	0.13	0.07
Adjusted amounts	$6,060	$5,562	$1,385	$1,194	$981	$816	$3.37	$2.83
(a) Charges primarily for transaction costs related to the potential Linde merger.

(b) During the first quarter 2018, Praxair adopted accounting guidance on the presentation of net periodic pension and postretirement benefit costs which requires non-service related costs be presented outside of operating profit. As a result, non-service related pension and postretirement benefit costs are now presented in the consolidated statements of income in "Net pension and OPEB cost (benefit), excluding service cost." Prior period information, including segment operating profit, has been reclassified to conform with current year presentation. The adoption of this guidance did not impact "Net Income - Praxair, Inc."

PRAXAIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended		Year to Date
	June 30,		June 30,
	2018	2017	2018	2017

SALES	$3,061	$2,834	$6,060	$5,562
Cost of sales	1,723	1,599	3,400	3,148
Selling, general and administrative	307	305	617	595
Depreciation and amortization	311	292	622	579
Research and development	24	23	48	46
Transaction costs and other charges	24	15	43	21
Other income (expense) - net	17	6	12	—
OPERATING PROFIT	689	606	1,342	1,173
Interest expense - net	44	38	90	79
Net pension and OPEB cost (benefit), excluding service cost	2	2	4	(13)
INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	643	566	1,248	1,107
Income taxes	158	157	306	306
INCOME BEFORE EQUITY INVESTMENTS	485	409	942	801
Income from equity investments	14	11	29	23
NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	499	420	971	824
Less: noncontrolling interests	(19)	(14)	(29)	(29)
NET INCOME - PRAXAIR, INC.	$480	$406	$942	$795

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$1.67	$1.42	$3.27	$2.78

Diluted earnings per share	$1.65	$1.41	$3.24	$2.76

Cash dividends	$0.825	$0.7875	$1.65	$1.575

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	287,803	286,090	287,654	285,799
Diluted shares outstanding (000's)	290,908	288,535	290,926	288,067

Note: See page 4 for a reconciliation to adjusted amounts which are Non-GAAP.

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(UNAUDITED)

	June 30,	December 31,
	2018	2017
ASSETS
Cash and cash equivalents	$479	$617
Accounts receivable - net	1,877	1,804
Inventories	606	614
Prepaid and other current assets	202	250
TOTAL CURRENT ASSETS	3,164	3,285
Property, plant and equipment - net	11,701	12,057
Goodwill	3,200	3,233
Other intangibles - net	525	553
Other long-term assets	1,246	1,308
TOTAL ASSETS	$19,836	$20,436

LIABILITIES AND EQUITY
Accounts payable	$967	$972
Short-term debt	250	238
Current portion of long-term debt	979	979
Other current liabilities	1,083	1,118
TOTAL CURRENT LIABILITIES	3,279	3,307
Long-term debt	7,229	7,783
Other long-term liabilities	2,786	2,824
TOTAL LIABILITIES	13,294	13,914

REDEEMABLE NONCONTROLLING INTERESTS	14	11

PRAXAIR, INC. SHAREHOLDERS' EQUITY:
Common stock	4	4
Additional paid-in capital	4,066	4,084
Retained earnings	13,690	13,224
Accumulated other comprehensive income (loss)	(4,596)	(4,098)
Less: Treasury stock, at cost	(7,137)	(7,196)
Total Praxair, Inc. Shareholders' Equity	6,027	6,018
Noncontrolling interests	501	493
TOTAL EQUITY	6,528	6,511
TOTAL LIABILITIES AND EQUITY	$19,836	$20,436

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	June 30,		June 30,
	2018	2017	2018	2017
OPERATIONS
Net income - Praxair, Inc.	$480	$406	$942	$795
Noncontrolling interests	19	14	29	29
Net income (including noncontrolling interests)	499	420	971	824

Adjustments to reconcile net income to net cash provided
by operating activities:
Transaction costs and other charges, net of payments	1	11	15	17
Depreciation and amortization	311	292	622	579
Accounts Receivable	(65)	(46)	(147)	(95)
Inventory	(8)	(3)	(10)	(5)
Payables and accruals	61	18	(6)	(24)
Pension contributions	(6)	(3)	(10)	(6)
Deferred income taxes and other	(3)	12	43	121
Net cash provided by operating activities	790	701	1,478	1,411

INVESTING
Capital expenditures	(351)	(325)	(676)	(652)
Acquisitions, net of cash acquired	—	(1)	—	(2)
Divestitures and asset sales	62	13	69	17
Net cash used for investing activities	(289)	(313)	(607)	(637)

FINANCING
Debt increase (decrease) - net	(277)	(132)	(492)	(305)
Issuances of common stock	15	44	44	70
Purchases of common stock	(1)	—	(1)	(11)
Cash dividends - Praxair, Inc. shareholders	(237)	(225)	(474)	(450)
Noncontrolling interest transactions and other	(16)	(71)	(22)	(84)
Net cash provided by (used for) financing activities	(516)	(384)	(945)	(780)

Effect of exchange rate changes on cash and
cash equivalents	(51)	12	(64)	17

Change in cash and cash equivalents	(66)	16	(138)	11
Cash and cash equivalents, beginning-of-period	545	519	617	524

Cash and cash equivalents, end-of-period	$479	$535	$479	$535

PRAXAIR, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	June 30,		June 30,
	2018	2017	2018	2017
SALES
North America	$1,594	$1,505	$3,157	$2,963
Europe	444	383	872	739
South America	349	373	714	742
Asia	502	422	978	817
Surface Technologies	172	151	339	301
Consolidated sales	$3,061	$2,834	$6,060	$5,562

OPERATING PROFIT
North America	$432	$378	$838	$735
Europe	87	74	167	141
South America	56	64	110	112
Asia	107	80	211	155
Surface Technologies	31	25	59	51
Segment operating profit	$713	$621	$1,385	$1,194
Transaction costs and other charges	(24)	(15)	(43)	(21)
Total operating profit	$689	$606	$1,342	$1,173

PRAXAIR, INC. AND SUBSIDIARIES
QUARTERLY FINANCIAL SUMMARY
(Millions of dollars, except per share data)
(UNAUDITED)

	2018 (b)		2017 (c, d)
	Q2	Q1	Q4	Q3	Q2	Q1
FROM THE INCOME STATEMENT
Sales	$3,061	$2,999	$2,953	$2,922	$2,834	$2,728
Cost of sales	1,723	1,677	1,661	1,652	1,599	1,549
Selling, general and administrative	307	310	312	300	305	290
Depreciation and amortization	311	311	307	298	292	287
Research and development	24	24	24	23	23	23
Transaction costs and other charges	24	19	17	14	15	6
Other income (expense) - net	17	(5)	7	(3)	6	(6)
Operating profit	689	653	639	632	606	567
Interest expense - net	44	46	41	41	38	41
Net pension and OPEB cost (benefit), excluding service cost	2	2	3	6	2	(15)
Income taxes	158	148	558	162	157	149
Income from equity investments	14	15	12	12	11	12
Net income (including noncontrolling interests)	499	472	49	435	420	404
Less: noncontrolling interests	(19)	(10)	(16)	(16)	(14)	(15)
Net income - Praxair, Inc.	$480	$462	$33	$419	$406	$389

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$1.65	$1.59	$0.11	$1.45	$1.41	$1.35
Cash dividends per share	$0.8250	$0.8250	$0.7875	$0.7875	$0.7875	$0.7875
Diluted weighted average shares outstanding (000's)	290,908	290,809	290,456	289,216	288,535	287,384

ADJUSTED AMOUNTS (a)
Operating profit	$713	$672	$656	$646	$621	$573
Operating margin	23.3%	22.4%	22.2%	22.1%	21.9%	21.0%
Net Income	$501	$480	$441	$433	$421	$395
Diluted earnings per share	$1.72	$1.65	$1.52	$1.50	$1.46	$1.37

FROM THE BALANCE SHEET
Net debt (a)	$7,979	$8,297	$8,383	$8,630	$8,832	$8,849
Capital (a)	$14,521	$15,194	$14,905	$15,372	$15,102	$14,824

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations	$790	$688	$836	$794	$701	$710
Cash flow provided by (used for) investing activities	(289)	(318)	(346)	(331)	(313)	(324)
Cash flow provided by (used for) financing activities	(516)	(429)	(473)	(403)	(384)	(396)
Capital expenditures	351	325	339	320	325	327
Acquisitions	—	—	15	16	1	1
Cash dividends	237	237	226	225	225	225

OTHER INFORMATION
After-tax return on capital (ROC) (a)	10.5%	9.9%	9.5%	12.0%	11.5%	11.5%
Adjusted after-tax ROC (a)	13.6%	13.0%	12.5%	12.3%	12.1%	12.0%
EBITDA (a)	$1,014	$979	$958	$942	$909	$866
EBITDA margin (a)	33.1%	32.6%	32.4%	32.2%	32.1%	31.7%
Adjusted EBITDA (a)	$1,038	$998	$975	$956	$924	$872
Adjusted EBITDA margin (a)	33.9%	33.3%	33.0%	32.7%	32.6%	32.0%
Number of employees	26,658	26,550	26,461	26,531	26,487	26,420

SEGMENT DATA
SALES
North America	$1,594	$1,563	$1,542	$1,518	$1,505	$1,458
Europe	444	428	412	407	383	356
South America	349	365	370	389	373	369
Asia	502	476	470	451	422	395
Surface Technologies	172	167	159	157	151	150
Total sales	$3,061	$2,999	$2,953	$2,922	$2,834	$2,728
OPERATING PROFIT
North America	432	406	396	386	378	357
Europe	87	80	81	79	74	67
South America	56	54	61	66	64	48
Asia	107	104	90	88	80	75
Surface Technologies	31	28	28	27	25	26
Segment operating profit	713	672	656	646	621	573
Transaction costs and other charges	(24)	(19)	(17)	(14)	(15)	(6)
Total operating profit	$689	$653	$639	$632	$606	$567
(a) Non-GAAP measure, see Appendix.

(b) 2018 includes (i) after-tax charges of $21 million ($0.07 per diluted share) in the second quarter primarily for transaction costs related to the potential Linde merger, and (ii) a charge of $18 million after-tax and noncontrolling interests ($0.06 per diluted share) in the first quarter primarily for transaction costs related to the potential Linde merger.

(c) 2017 includes (i) after-tax charges of $6 million ($0.02 per diluted share), $15 million ($0.05 per diluted share), $13 million ($0.05 per diluted share), and $14 million ($0.05 per diluted share) in the first, second, third, and fourth quarters, respectively for transaction costs related to the potential Linde merger, (ii) a pension settlement charge of $2 million ($1 million after-tax) in the third quarter related to lump sum benefit payments made from an international pension plan, and (iii) income tax charges, net of $394 million ($1.36 per diluted share) in the fourth quarter due to U.S. tax reform.

(d) As a result of the adoption of new accounting guidance on the presentation of net periodic pension and postretirement benefit costs, prior period information has been reclassified to conform with current year presentation.

PRAXAIR, INC. AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES
(Millions of dollars, except per share data)
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financial leverage, return on capital and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impacts of the 2018 transaction costs and other charges, 2017 transaction costs and other charges, 2017 third quarter pension settlement, 2017 fourth quarter U.S. tax reform, 2016 third quarter cost reduction program and pension settlement, and 2016 first quarter bond redemption.

Adjusted Amounts
	Year-to-date June 30,	Second Quarter	First Quarter	Year	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year	Third Quarter	First Quarter
	2018	2018	2018	2017	2017	2017	2017	2017	2016	2016	2016
Adjusted Operating Profit and Operating Profit Margin
Reported operating profit	$1,342	$689	$653	$2,444	$639	$632	$606	$567	$2,247	$505	$554
Add: Cost reduction program and other charges, net	—	—	—	—	—	—	—	—	96	96	—
Add: Transaction costs and other charges	43	24	19	52	17	14	15	6	—	—	—
Total adjustments	43	24	19	52	17	14	15	6	96	96	—
Adjusted operating profit	$1,385	$713	$672	$2,496	$656	$646	$621	$573	$2,343	$601	$554

Reported percentage change	14%	14%
Adjusted percentage change	16%	15%

Reported sales	$6,060	$3,061	$2,999	$11,437	$2,953	$2,922	$2,834	$2,728	$10,534	$2,716	$2,509
Adjusted operating profit margin	22.9%	23.3%	22.4%	21.8%	22.2%	22.1%	21.9%	21.0%	22.2%	22.1%	22.1%

Adjusted Interest Expense - net
Reported interest expense - net	$90	$44	$46	$161	$41	$41	$38	$41	$190	$43	$65
Less: Bond redemption	—	—	—	—	—	—	—	—	(16)	—	(16)
Adjusted interest expense - net	$90	$44	$46	$161	$41	$41	$38	$41	$174	$43	$49

Adjusted Net Pension and OPEB cost (benefit), excluding service cost
Reported net pension and OPEB cost (benefit), excluding service cost	$4	$2	$2	$(4)	$3	$6	$2	$(15)	9	8	—
Less: Pension settlement charge	—	—	—	(2)	—	(2)	—	—	(4)	(4)	—
Adjusted net Pension and OPEB cost (benefit), excluding service cost	$4	$2	$2	$(6)	$3	$4	$2	$(15)	$5	$4	$—

Adjusted Income Taxes
Reported income taxes	$306	$158	$148	$1,026	$558	$162	$157	$149	$551	$120	$133
Add: Cost reduction program and other charges, net	—	—	—	—	—	—	—	—	28	28	—
Add: Bond redemption	—	—	—	—	—	—	—	—	6	—	6
Add: Pension settlement charge	—	—	—	1	—	1	—	—	1	1	—
Add: Tax reform	—	—	—	(394)	(394)	—	—	—	—	—	—
Add: Transaction costs and other charges	5	3	2	4	3	1	—	—	—	—	—
Total adjustments	5	3	2	(389)	(391)	2	—	—	35	29	6
Adjusted income taxes	$311	$161	$150	$637	$167	$164	$157	$149	$586	$149	$139

Adjusted Effective Tax Rate
Reported income before income taxes and equity investments	$1,248	$643	$605	$2,287	$595	$585	$566	$541	$2,048	$454	$489
Add: Cost reduction program and other charges, net	—	—	—	—	—	—	—	—	96	96	—
Add: Bond redemption	—	—	—	—	—	—	—	—	16	—	16
Add: Pension settlement charge	—	—	—	2	—	2	—	—	4	4	—
Add: Transaction costs and other charges	43	24	19	52	17	14	15	6	—	—	—
Total adjustments	43	24	19	54	17	16	15	6	116	100	16
Adjusted income before income taxes and equity investments	$1,291	$667	$624	$2,341	$612	$601	$581	$547	$2,164	$554	$505

Reported effective tax rate	24.5%	24.6%	24.5%	44.9%	93.8%	27.7%	27.7%	27.5%	26.9%	26.4%	27.2%
Adjusted effective tax rate	24.1%	24.1%	24.0%	27.2%	27.3%	27.3%	27.0%	27.2%	27.1%	26.9%	27.5%

Adjusted Noncontrolling Interests
Reported noncontrolling interests	$29	$19	$10	$61	$16	$16	$14	$15	$38	$5	$10
Add: Cost reduction program and other charges, net	(1)	—	(1)	—	—	—	—	—	5	5	—
Total adjustments	(1)	—	(1)	—	—	—	—	—	5	5	—
Adjusted noncontrolling interests	$28	$19	$9	$61	$16	$16	$14	$15	$43	$10	$10

Adjusted Net Income - Praxair, Inc.
Reported net income - Praxair, Inc.	$942	$480	$462	$1,247	$33	$419	$406	$389	$1,500	$339	$356
Add: Cost reduction program and other charges, net	1	—	1	—	—	—	—	—	63	63	—
Add: Bond redemption	—	—	—	—	—	—	—	—	10	—	10
Add: Pension settlement charge	—	—	—	1	—	1	—	—	3	3	—
Add: Tax reform	—	—	—	394	394	—	—	—	—	—	—
Add: Transaction costs and other charges	38	21	17	48	14	13	15	6	—	—	—
Total adjustments	39	21	18	443	408	14	15	6	76	66	10
Adjusted net income - Praxair, Inc.	$981	$501	$480	$1,690	$441	$433	$421	$395	$1,576	$405	$366

Reported percentage change	18%	18%
Adjusted percentage change	20%	19%

Adjusted Diluted EPS
Reported diluted EPS	$3.24	$1.65	$1.59	$4.32	$0.11	$1.45	$1.41	$1.35	$5.21	$1.18	$1.24
Add: Cost reduction program and other charges, net	—	—	—	—	—	—	—	—	0.22	0.22	—
Add: Bond redemption	—	—	—	—	—	—	—	—	0.04	—	0.04
Add: Pension settlement charge	—	—	—	—	—	—	—	—	0.01	0.01	—
Add: Tax reform		—	—	1.36	1.36	—	—	—	—	—	—
Add: Transaction costs and other charges	0.13	0.07	0.06	0.17	0.05	0.05	0.05	0.02	—	—	—
Total adjustments	0.13	0.07	0.06	1.53	1.41	0.05	0.05	0.02	0.27	0.23	0.04
Adjusted diluted EPS	$3.37	$1.72	$1.65	$5.85	$1.52	$1.50	$1.46	$1.37	$5.48	$1.41	$1.28

Reported percentage change	17%	17%
Adjusted percentage change	19%	18%

	2018		2017				2016
	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1 (a)

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

Operating cash flow	$790	$688	$836	$794	$701	$710	$726	$788	$706	$569
Less: capital expenditures	(351)	(325)	(339)	(320)	(325)	(327)	(409)	(376)	(357)	(323)
Free Cash Flow	$439	$363	$497	$474	$376	$383	$317	$412	$349	$246

Net Debt, Capital and Debt-to-Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

Debt	$8,458	$8,842	$9,000	$9,237	$9,367	$9,368	$9,515	$9,842	$9,956	$9,404
Less: cash and cash equivalents	(479)	(545)	(617)	(607)	(535)	(519)	(524)	(627)	(567)	(221)
Net debt	7,979	8,297	8,383	8,630	8,832	8,849	8,991	9,215	9,389	9,183
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	14	13	11	11	10	10	11	11	12	119
Praxair, Inc. shareholders' equity	6,027	6,368	6,018	6,256	5,807	5,529	5,021	5,245	5,140	4,888
Noncontrolling interests	501	516	493	475	453	436	420	393	407	417
Total equity and redeemable noncontrolling interests	6,542	6,897	6,522	6,742	6,270	5,975	5,452	5,649	5,559	5,424
Capital	$14,521	$15,194	$14,905	$15,372	$15,102	$14,824	$14,443	$14,864	$14,948	$14,607

Debt-to-capital	54.9%	54.6%	56.2%	56.1%	58.5%	59.7%	62.3%	62.0%	62.8%	62.9%

After-tax Return on Capital and Adjusted After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

Reported net income - Praxair, Inc.	$480	$462	$33	$419	$406	$389	$406	$339	$399	$356
Add: noncontrolling interests	19	10	16	16	14	15	13	5	10	10
Add: interest expense - net	44	46	41	41	38	41	38	43	44	65
Less: tax benefit on interest expense - net *	(11)	(11)	(11)	(11)	(11)	(12)	(10)	(12)	(12)	(20)
Net operating profit after-tax (NOPAT)	$532	$507	$79	$465	$447	$433	$447	$375	$441	$411

Pre-tax Adjustments:
Add: Cost reduction program and other charges, net	—	—	—	—	—	—	—	96	—	—
Add: Pension settlement charge	—	—	—	2	—	—	—	4	—	—
Add: Transaction costs and other charges	24	19	17	14	15	6	—	—	—	—
Less: income taxes on pre-tax adjustments	(3)	(2)	(3)	—	—	—	—	(29)	—	—
Add: Tax reform net income tax charge	—	—	394	—	—	—	—	—	—	—
Adjusted NOPAT	$553	$524	$487	$481	$462	$439	$447	$446	$441	$411

4-quarter trailing NOPAT	$1,583	$1,497	$1,424	$1,792	$1,702	$1,696	$1,674	$1,688	$1,751	$1,658
4-quarter trailing adjusted NOPAT	$2,045	$1,953	$1,869	$1,829	$1,794	$1,773	$1,745	$1,759	$1,769	$1,789

Ending capital (see above)	$14,521	$15,194	$14,905	$15,372	$15,102	$14,824	$14,443	$14,864	$14,948	$14,607
5-quarter average ending capital	$15,019	$15,079	$14,929	$14,921	$14,836	$14,737	$14,570	$14,513	$14,480	$14,451

After-tax ROC (4-quarter trailing NOPAT / 5-quarter average capital)	10.5%	9.9%	9.5%	12.0%	11.5%	11.5%	11.5%	11.6%	12.1%	11.5%
Adjusted after-tax ROC (4-quarter trailing adjusted NOPAT / 5-quarter average capital)	13.6%	13.0%	12.5%	12.3%	12.1%	12.0%	12.0%	12.1%	12.2%	12.4%

* Tax benefit on interest expense - net is generally presented using the reported effective rate.

EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin - These measures are used by investors, financial analysts and management to assess a company's profitability.

Reported net income - Praxair, Inc.	$480	$462	$33	$419	$406	$389	$406	$339	$399	$356
Add: noncontrolling interests	19	10	$16	16	14	15	13	5	10	10
Add: interest expense - net	44	46	$41	41	38	41	38	43	44	65
Add: net pension and OPEB cost (benefit), excluding service cost	2	2	3	6	2	(15)	(1)	8	2	—
Add: income taxes	158	148	558	162	157	149	152	120	146	133
Add: depreciation and amortization	311	311	307	298	292	287	285	284	281	272
EBITDA	$1,014	$979	$958	$942	$909	$866	$893	$799	$882	$836

Adjustments:
Add: Cost reduction program and other charges, net	—	—	—	—	—	—	—	96	—	—
Add: Transaction costs and other charges	24	19	17	14	15	6	—	—	—	—
Adjusted EBITDA	$1,038	$998	$975	$956	$924	$872	$893	$895	$882	$836

Reported sales	3,061	2,999	2,953	2,922	2,834	2,728	2,644	2,716	2,665	2,509
EBITDA margin	33.1%	32.6%	32.4%	32.2%	32.1%	31.7%	33.8%	29.4%	33.1%	33.3%
Adjusted EBITDA margin	33.9%	33.3%	33.0%	32.7%	32.6%	32.0%	33.8%	33.0%	33.1%	33.3%

(a) 2016 first quarter operating cash flow was restated for the reclassification of $16 million cash payment related to the bond redemption from operating cash flow to financing cash flow on the statement of cash flow pursuant to new accounting guidance adopted in the first quarter of 2018 relating to the classification of certain cash receipts and payments.

CONTACT:
Praxair Media
Lisa Esneault, 203-837-2448
lisa_esneault@praxair.com
or
Praxair Investors
Juan Pelaez, 203-837-2213
juan_pelaez@praxair.com